EXHIBIT 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ACE CASH EXPRESS, INC.
Effective on
October 5, 2006
ARTICLE I
NAME
The name of the entity is ACE Cash Express, Inc. (the “Corporation”).
ARTICLE II
DURATION
The period of the Corporation’s duration is perpetual.
ARTICLE III
PURPOSE
The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Corporation Act, as it may be amended from time to time (the “TBCA”), or any successor law.
ARTICLE IV
CAPITALIZATION
The aggregate number of shares of capital stock that the Corporation will have authority to issue is 1,000 common shares, par value $0.01 per share (the “Common Shares”).

ARTICLE V
NON-CUMULATIVE VOTING
Cumulative voting is expressly prohibited with respect to any matter coming before the shareholders of the Corporation.
ARTICLE VI
REGISTERED OFFICE
The street address of the Corporation’s registered office is as follows:
350 N. St. Paul, Suite 2900
Dallas, Texas 75201
ARTICLE VII
REGISTERED AGENT
The name of the Corporation’s registered agent at the Corporation’s registered office is CT Corporation System.
ARTICLE VIII
DIRECTORS
The number of directors constituting the board of directors and the names and addresses of the persons who are to serve as directors of the Corporation until their successors are elected and qualified are as follows:

Name	Address

Jay Shipowitz	1231 Greenway Drive, Suite 600
Irving, Texas 75038

Frank Rodriguez	450 Lexington Avenue, Suite 3350
New York, NY 10017

Tom Taylor	450 Lexington Avenue, Suite 3350
New York, NY 10017

Michael Chang	450 Lexington Avenue, Suite 3350
New York, NY 10017

ARTICLE IX
BYLAWS
The directors shall have concurrent power with the shareholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.
ARTICLE X
ELECTION OF DIRECTORS
10.1 Number of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.
10.2 Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.
10.3 Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.
10.4 No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.
ARTICLE XI
SPECIAL MEETINGS OF SHAREHOLDERS
Special meetings of the shareholders, unless otherwise required by statute, may be called by the Chairman of the Board of Directors of the Corporation and shall be called by the Secretary of the Corporation upon the written request, stating the purpose or purposes therefor, of either (i) not less than a majority of the whole Board of Directors of the Corporation or (ii) the holder or holders of shares having not less than 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions, as set forth in the proposed purpose or purposes of the meeting, were present and voted. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.
ARTICLE XII
INDEMNIFICATION
Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XII shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XII to the extent provided by applicable laws. Any amendment or repeal of this Article XII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. The Corporation may, to the extent authorized from time to time by the board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XII to Directors and executive officers of the Corporation. The rights to indemnification and to the advance of expenses conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
ARTICLE XIII
NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS
To the fullest extent permitted by the TBCA and the Texas Miscellaneous Corporation Laws Act, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. If the TBCA or the Texas Miscellaneous Corporation Laws Act is hereafter amended to authorize further elimination of the liability of a corporation’s directors for or with respect to any acts or omissions in the performance of their duties as directors of a corporation, then a Director of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBCA and the Texas Miscellaneous Corporation Laws Act, as so amended. Any repeal or modification of this Article XIII shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE XIV
BUSINESS COMBINATION LAW
Pursuant to Article 13.04 of the TBCA, the Corporation expressly elects not to be governed by Part 13 of the TBCA (Business Combination Law).
ARTICLE XV
AMENDMENT
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the right reserved in this Article XV; provided, however, that any amendment or repeal of Article XII or Article XIII of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.
ARTICLE XVI
SHAREHOLDER ACTION BY WRITTEN CONSENT
Any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all of the outstanding shares of the Corporation entitled to vote thereon were present and voted.